Exhibit 23.1

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants hereby consents to the use of our name and use of our report of Independent Registered Public Accounting Firm dated December 28, 2005 except for notes 20 a), b) and c) and 21 as to which the date is January 12, 2006, note 20
     d) as to which the date is January 30, 2006, and notes 20 e) and f) as to which the date is March 14, 2006 for China BAK Battery, Inc. as filed with Amendment No. 3 to the Registration on Form SB-2 being filed by the Company.

                                               /s/ SCHWARTZ LEVITSKY FELDMAN LLP

     Toronto, Ontario, Canada
     March 27, 2006                                        Chartered Accountants


             1167 Caledonia Road
             Toronto, Ontario M6A 2X1
             Tel:  416 785 5353
             Fax:  416 785 5663